RETENTION AGREEMENT
THIS RETENTION AGREEMENT (the “Agreement”) is entered into on February 27 , 2019 (the “Effective Date”) by and between Cardinal Ethanol, LLC, an Indiana limited liability company (the “Company”) and     Jeffrey Painter        , a resident of the State of Indiana     (the “Employee”).
W I T N E S S E T H:
WHEREAS, the Company owns an ethanol production facility in Union City, Indiana (the “Facility”);
WHEREAS the Company is exploring opportunities with regard to the sale of substantially all of the assets of the Company including, but not limited to, the Facility (the “Transaction”);
WHEREAS, the Company and the Employee previously entered into an Employment Agreement dated January 22, 2007 (“Employment Agreement”) which remains in effect, setting forth the terms and conditions of Employee’s employment with Company;
WHEREAS, the Company desires to employ and retain the Employee so that it will have the benefit of the Employee’s ability, experience and services through the Retention Period (as defined herein); and
WHEREAS, in exchange for the Employee’s ongoing employment during the Retention Period (as defined herein), the Company shall pay the Employee a Retention Bonus (as defined herein) pursuant to the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:
Section 1:     Employment Agreement.
This Retention Agreement shall be supplemental to the Employee’s Employment Agreement which remains in full force and effect through the Employee’s continued employment with Company subject to the terms and conditions of the Employment Agreement and amendment by mutual agreement of the parties thereto. To the extent that the terms and conditions set forth herein in any way conflict with the terms and conditions set forth in the Employee’s Employment Agreement, this Agreement shall control.
Section 2:    Retention Period.

The “Retention Period” shall commence on the Effective Date and continue until December 31, 2019.

Section 3:    Retention Bonus.

(a)    Conditions. The Employee shall be awarded a “Retention Bonus” provided that:
(i) the Employee has been continuously employed and is in good standing with the Company, as determined in the sole discretion of the Company, from the Effective Date until the earlier of the date of the closing of the Transaction (the “Closing”) or the end of the Retention Period (except as otherwise provided in Section 6(b) herein if applicable); and
(ii) the Employee is not otherwise in breach of this Agreement.
(b)    Payment. If the conditions in Section 3(a) herein are met, the Retention Bonus shall be payable, in cash in a lump sum:
(i) within thirty (30) days following the earlier of the Closing or the end of the Retention Period; or
(ii) in accordance with Section 6(b) herein if applicable.
Except as set forth herein, payment of the Retention Bonus will not reduce amounts to which the Employee is entitled under any other compensation program or plan, including but not limited to a profit sharing plan, bonus plan, 401(k) plan, or other employee benefit or compensation plan. The Retention Bonus shall be subject to reduction by all applicable withholding, benefit contributions, social security, other federal, state and local taxes and deductions and any other amounts required by law to be withheld.
Section 4:     Amount of Retention Bonus.

(a)    No Closing. In the event that the Closing does not occur during the Retention Period, the amount of the Retention Bonus shall be equal to: Fifty Thousand dollars ($50,000.00), less all applicable withholdings and deductions required by law.

(b)    Closing. If there is a Closing during the Retention Period, the total amount of the Retention Bonus shall be equal to the greater of One Hundred Thirty Thousand dollars ($130,000.00), or an amount equal to Employee’s current annual base salary prorated for the period from the date of Closing through December 31, 2019, less all applicable withholdings and deductions required by law.

Section 5:    Employee Acknowledgment; Termination of Employment.

The Employee acknowledges and agrees that this Agreement does not constitute an contract of employment for a specific duration. The Employee’s employment may be terminated at any time, pursuant to the Termination provision contained in Section 2 of the Employee’s Employment Agreement. Notwithstanding the foregoing, in the event the Closing occurs prior to the end of the Retention Period, the Employee acknowledges and agrees that the Company will not be required to provide the Employee with 60 days’ notice of its intention to terminate the Employee’s employment with the Company as required under Section 2 of the Employment Agreement. In such case, the Employee’s employment and the Employment Agreement will instead terminate on the date of Closing and Employee will be entitled only to the Retention Bonus as set forth herein and shall have no rights to continuation of any base salary, performance bonus or benefits thereafter.

Section 6:    Payment of the Retention Bonus Upon Termination of Employment.

(a)     Effect of Termination on Base Salary, Performance Bonus & Benefits. Upon termination of employment, for any reason, the Employee shall have no rights to continuation of any base salary, performance bonus or benefits, except those accrued and unpaid as of the date of termination of the Employee's employment (the "Termination Date").

(b)     Termination Without Cause.     In the event the Employee's employment is terminated during the Retention Period by the Company without Cause, as defined in Section 2 of the Employment Agreement, the Company shall pay the Employee, within thirty (30) days following the Termination Date, the amount that would have been paid to the Employee pursuant to Section 4(a) herein. If the Closing then subsequently occurs during the Retention Period, the Company shall pay the Employee, within thirty (30) days following the Closing, the difference between the amount of the Retention Payment the Employee received and the amount the Employee would then have been entitled under Section 4(b) herein.

(c)     Termination for Cause, Death or Disability. In the event the Employee's employment is terminated by the Company for Cause or terminated as a result of Employee's death or Disability, the Employee shall not be entitled to receive any portion of the Retention Bonus. The meaning of "Cause" and "Disability" shall be as defined in Section 2 of the Employment Agreement.

(d)     Termination by the Employee. If the Employee's employment is terminated by the Employee for any reason, prior to the end of the Retention Period, the Employee shall not be entitled to receive any portion of the Retention Bonus.

Section 7:    Restrictive Covenants.

The Restrictive Covenants contained in Sections 9 through 14 of the Employee's Employment Agreement shall remain in full force and effect during the Retention Period.

Section 8:     Successors and Assigns; Beneficiaries.

This Agreement shall be binding upon and shall inure to the benefit of the Company, its successor and its permitted assignees. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

Section 9:     Ability to Offset.

Any amount payable at any time under this Agreement shall be subject to a right of set-off or counterclaim in respect of any debts or liabilities to the Company by the Employee, his/her beneficiaries or his/her legal representatives.

Section 10:     Amendments.

Any amendment or modification of this Agreement shall not be binding unless in writing and signed by the Company and the Employee.

Section 11:     Severability.

In the event that any provision of this Agreement, or the application hereof to any individual or circumstance, is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect under present or future laws effective during the effective term of any such provision, such invalid, illegal, or unenforceable provision shall be fully severable; and this Agreement shall then be construed and enforced as if such invalid, illegal, or unenforceable provision had not been contained in this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

Section 12:    Notices.

All notices which may be necessary or proper for either the Company or the Employee to give to the other shall be in writing and shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by air courier, and shall be deemed given when sent, to the addresses listed below:

If to the Company:	Cardinal Ethanol, LLC 1554 N. County Road 600 E. Union City, IN 47390

If to the Employee :	Jeffrey L. Painter 701 Wintergreen Dr. Yorktown, IN 47396

Section 13:    Governing Law.

This Agreement shall be governed by and enforceable in accordance with the laws of the State of Indiana, without giving effect to the principles of conflict of laws thereof. The parties, by their execution of this Agreement, irrevocably submit to the jurisdiction of the courts of the State of Indiana and agree that venue for any dispute between the parties shall be in Randolph County, Indiana.
Section 14:    Waiver.

The waiver by any party hereto of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

Section 15:    Section 409A Compliance.

This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A"), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. Any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination of employment constitutes a "separation from service" under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A.

Section 16:    Counterparts.

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 17:    Termination of Agreement.

Notwithstanding anything else to the contrary herein, the Company and the Employee agree that this Agreement shall terminate on December 31, 2019.

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement on the Effective Date.
EMPLOYEE:
/s/ Jeffrey Painter
Jeffrey Painter, CEO and President

COMPANY:

Cardinal Ethanol, LLC

By:         /s/ Robert Davis
Robert Davis, Chairman